EXHIBIT 10(d)










                              SUPPLEMENTAL PENSION PLAN OF

                                DARDEN RESTAURANTS, INC.


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                            SUPPLEMENTAL PENSION PLAN

                           OF DARDEN RESTAURANTS, INC.


Effective as of the Distribution Date, Darden Restaurants, Inc. hereby adopts the Supplemental Pension Plan of Darden Restaurants, Inc. for the exclusive benefit of its employees, pursuant to authorization of the Board of Directors of Darden Restaurants, Inc.


                                    ARTICLE I

                                  INTRODUCTION

     Section 1.1 Name of Plan. The name of the Plan is the "Supplemental Pension Plan of Darden Restaurants, Inc." It is also referred to as the "Supplemental Plan" or the "Plan."

     Section 1.2 Purpose of Plan. The purpose of this Plan is to accept a transfer of liabilities from the Supplemental Retirement Plan of General Mills, Inc., as in effect on the Distribution Date, with respect to individuals who are employees of Darden Restaurants, Inc. or one of its affiliates as of such date.

     Section 1.3 Effective Date. The effective date of the Plan is the Distribution Date. This Plan, except as may otherwise be specifically provided herein, shall not apply to Participants who separated from active service prior to the Distribution Date.



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                                   ARTICLE II

                                   DEFINITIONS

     Section 2.1 Base Plan shall mean one of the following defined benefit pension plans sponsored by the Company or General Mills, Inc. which are qualified under the provisions of Code Section 401:

     (a)  Retirement Plan for Employees of Darden Restaurants. Inc., and

     (b) Retirement Income Plan of General Mills, Inc. based on the provisions of such plan as in effect immediately prior to the Distribution Date.

     With respect to Participants in this Plan who were (i) employed as Presidents of a General Mills Restaurants, Inc. division as of May 31, 1994, and
(ii) not eligible for any benefit accrual under the terms of the Base Plan in which they participated for the period from January 1, 1989 through May 31, 1994, benefits accrued under the terms of this Plan shall be equal to the entire benefit which would have accrued to such individuals under the applicable Base Plan for this period. The form and timing of such payments shall be subject to all provisions of this Plan.

     Section 2.2 Board shall mean the Board of Directors of Darden Restaurants, Inc.

     Section 2.3 Change of Control shall mean the occurrence of any of the following events:

     (a) any person (including a group as defined in Section 13(d)(3) of the Securities Exchange Act of 1934) becoming, directly or indirectly, the beneficial owner of twenty percent (20%) or more of the shares of stock of Darden Restaurants, Inc. entitled to vote for the election of directors.

     (b) as a result of or in connection with any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company just prior to such event shall cease to constitute a majority of the Company's Board of Directors; or

     (c) the stockholders of the Company approve an agreement providing for a transaction in which the Company will cease to be an independent publicly-owned corporation or a sale or other disposition of all or substantially all of the assets of the Company occurs.

     Section 2.4 Code shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

     Section 2.5  Company  shall mean Darden  Restaurants,  Inc.  and any of its
subsidiaries  or  affiliated   business  entities  as  shall  be  authorized  to
participate in the Plan by the Board, or its delegate.

     Section 2.6 Compensation Committee shall mean the Compensation Committee of the Board.

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     Section 2.7 Deferred  Cash Award shall mean the cash amount  deferred by an individual prior to January 1, 1995, under any formal plan of deferred compensation sponsored by the Company or one of its affiliates. A Deferred Cash Award shall not include:

     (a)  the amount of any base salary deferred during calendar year 1986;

     (b) any interest or investment increment applied to the amount of the cash award which is deferred; or

     (c) any cash amount deferred by any person under any individual contract or arrangement with the Company or any of its affiliates.

     Section 2.8 Distribution Date shall mean the date as defined in the Information Statement distributed to shareholders of General Mills, Inc. in connection with the distribution of Darden Restaurants, Inc.

     Section 2.9 ERISA shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

     Section 2.10 Maximum Benefit shall mean the maximum annual benefit payable in dollars permitted to be either accrued or paid to a participant of any Base Plan, as determined under all applicable provisions of the Code and ERISA, specifically taking into account the limitations of Code Sections 401(a)17 and 415, and any applicable regulations thereunder. It is specifically intended that the Maximum Benefit, as defined herein, shall take into account changes in the dollar limits under Code Sections 401(a)17 and 415, and benefits payable from this Plan and the Base Plan shall be adjusted accordingly. In addition, if a Base Plan limits the accrued benefits of any Participant by restricting the application of future changes in such dollar limits with respect to such Participant, benefits payable under this Plan shall nevertheless be determined on the full amount that would have been permissible absent such restrictions under the Base Plan.

     Section 2.11 Minor Amendment Committee shall mean the Minor Amendment Committee appointed by the Compensation Committee.

     Section 2.12 Participant shall mean an individual who is a participant in the Company's Management Incentive Plan or who is eligible to defer compensation under a formal deferred compensation program maintained by the Company, and who was:

     (a) an active participant in one or more Base Plans on and after January 1, 1976 and whose accrued benefits, determined on the basis of the provisions of such Base Plans without regard to the Maximum Benefit, would exceed the Maximum Benefit; or

     b) An individual with a Deferred Cash Award, which, if included as compensation under any Base Plans in which such individual is a participant, would result in a greater accrued benefit under the provisions of such Base Plans.

     An eligible individual shall remain a Participant under this Supplemental Plan until all amounts payable on his or her behalf from this Plan have been paid.

     Section 2.13 Defined Terms. Capitalized terms which are not defined herein shall have the meaning ascribed to them in the relevant Base Plan.

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                                   ARTICLE III

                                    BENEFITS

     Section 3.1 Effect of Retirement. Upon the Normal, Early, or Late Retirement of a Participant, as provided under a Base Plan, such Participant shall be entitled to a benefit equal to the amount determined in accordance with the provisions of the Base Plan without regard to the limitations of the Maximum Benefit, including as compensation for purposes of such calculation any Deferred Cash Award (as if actually paid at the time of the award), reduced by the lesser of the Participant's actual accrued benefit under such Base Plan or the Maximum Benefit.

     Section 3.2 Spouse's Pension. Upon the death of a Participant whose surviving spouse is eligible for a Spouse's Pension under a Base Plan, such surviving spouse shall be entitled to a benefit under this Supplemental Plan, determined in accordance with the provisions of the Base Plan without regard to the limitations of the Maximum Benefit, and including as compensation for purposes of such calculation any Deferred Cash Award (as if actually paid at the time of the award), reduced by the lesser of the actual Spouse's Pension payable under such Base Plan or the Maximum Benefit.

     Section 3.3 Effect of Termination Prior to Retirement Eligibility. If a Participant terminates employment with the Company and is entitled to a Vested Deferred Pension under a Base Plan, such Participant shall be entitled to a benefit equal to the amount determined in accordance with the provisions of the Base Plan without regard to the limitations of the Maximum Benefit, including as compensation for purposes of such calculation any Deferred Cash Award (as if actually paid at the time of the award), reduced by the lesser of the Participant's actual accrued benefit under such Base Plan or the Maximum Benefit.

     Section 3.4 Benefits Prior to Separation from Service. A Participant's benefit under this Supplemental Plan may increase or decrease, before or after Retirement or termination, as a result of changes in the formula under any Base Plan, the Maximum Benefit, or changes in the earnings used to calculate benefits under a Base Plan formula.

     Any benefit accrued under this Supplemental Plan as a result of a Participant's Deferred Cash Award shall be payable only if, and to the extent that on the date of his or her termination of employment, both of the following conditions are satisfied:

     (a) The Participant has a vested accrued benefit under the applicable Base Plan, and

     (b) A Deferred Cash Award was made during a year which is used in the calculation of Final Average Earnings under this Supplemental Plan on the date of termination.

     Section 3.5 Form of Payment. Any benefit amount payable under the Supplemental Plan to a married Participant shall be adjusted and paid in the form of a joint and 100% to survivor annuity. Any benefit amount payable under the Supplemental Plan to an unmarried Participant shall be paid in the form of a single life annuity. Notwithstanding the above, a married Participant may request, subject to the approval of the Minor Amendment Committee, to have such benefit amounts adjusted and paid as a joint and 50% to survivor annuity or as a single life annuity. Further, any Participant may request, subject to the approval of the Minor Amendment Committee, that any benefit amount be paid in a single sum payment in cash, effective as of the first day monthly benefits would otherwise begin. Any request for an alternate form of benefit that is granted may be made at any time before benefits would otherwise begin. The Minor Amendment Committee may approve or reject any such request in its sole discretion Any joint and survivor annuity shall be the actuarial equivalent of a single life annuity based on the following factors, determined using the ages of the Participant and spouse on the effective date of the payment:

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     (a)  The formula for the joint and 100% to survivor factor is:

               .868 + .005  (65 - X) + .005  (Y - X),  where X is  equal  to the
               Participant's age and Y is equal to the age of the spouse.

     (b)  The formula for the joint and 50% to survivor factor is:

               .928 + .003  (65 - X) + .003  (Y - X),  where X is  equal  to the
               Participant's age and Y is equal to the age of the spouse.

For the purpose of calculating any lump sum payment, the interest rate and mortality table used shall be the same as used under the Retirement Plan for Employees of Darden Restaurants, Inc. at the time the lump sum payment is made.

     Section 3.6 Time of Payment. The payment of benefits determined under the provisions of the Supplemental Plan shall commence on the first day of the month coincident with or next following the date upon which a Participant (or surviving spouse) first becomes eligible to commence receiving benefits under the Base Plan or Plans, regardless of the time benefits actually commence under the Base Plan. Notwithstanding any other provisions of the Supplemental Plan to the contrary, the Minor Amendment Committee may, in its sole discretion, direct that payments be made before such payments are otherwise due, if, for any reason (including but not limited to, a change in the tax or revenue laws of the United States of America, a published ruling or similar announcement issued by the Internal Revenue Service, a regulation issued by the Secretary of the Treasury or his delegate, or a decision by a court of competent jurisdiction involving a Participant or Beneficiary), it believes that a Participant or Beneficiary has recognized or will recognize income for federal income tax purposes with respect to amounts that are or will be payable under the Supplemental Plan before they are to be paid. In making this determination, the Minor Amendment Committee shall take into account the hardship that would be imposed on the Participant or Beneficiary by the payment of federal income taxes under such circumstances.

     Section 3.7 Effect of Changes in the Maximum Benefit. In the event the dollar amount of the Maximum Benefit increases as a result of federal legislation, the benefits of any Participant payable under the Supplemental Plan, whether or not in pay status, shall be recalculated to take into account the higher Maximum Benefit payable from the applicable Base Plan. If payments have already commenced under the provisions of the applicable Base Plan and the Supplemental Plan, benefit amounts under both Plans shall be adjusted to reflect the higher Maximum Benefit, by increasing the amount paid under the Base Plan and decreasing the amount paid under the Supplemental Plan, as soon as administratively possible after such a change. Notwithstanding the above, if a Base Plan is terminated, no adjustments shall be made to benefits payable under the Supplemental Plan with respect to changes in the Maximum Benefit after the date of termination of the Base Plan.

     Section 3.8 Participants Formerly on Leave from General Mills, Inc. to the Company. Participants in this Plan (i) who were active participants in the Retirement Income Plan of General Mills, Inc. ("RIP") on "leave of absence status" to General Mills Restaurants, Inc. and (ii) whose leaves were canceled effective as of May 31, 1991, may be entitled to additional benefits under this Plan as described below. In addition to any benefits that such a Participant may be entitled to under the provisions of this Article III, this Plan shall also pay the difference, if any, between the total benefits the Participant is entitled to from the Base Plan in which he or she is participating at the time of termination and this Plan and the annuity value of each FlexComp Award made to the Participant, and the total benefits the Participant would have been entitled to from the RIP and this Plan, had the Participant continued to participate in the RIP until the date of the Participant's termination of employment or Retirement.

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     The  annuity  value of a  FlexComp  Award  shall be equal to the life  only benefit that would be payable, determined using the same interest rate and mortality assumptions described in Section 3.5, under (a) or (b) below:

     (a) If the Participant elected to defer receipt of the FlexComp Award to Retirement or termination of employment, and the full amount deferred has remained in the FlexComp Plan until the date of the Participant's Retirement or termination, the value of such FlexComp Award at such time.

     (b) With respect to any other FlexComp Award, a "hypothetical" value of such FlexComp Award shall be calculated based on the amount actually received by the Participant, assuming that such amount was held in the FlexComp Plan from the date of payment to the Participant until termination or Retirement, and as if said amount was credited with interest at the rate of the Fixed Fund specified in the FlexComp Plan.

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                                   ARTICLE IV

                               PLAN ADMINISTRATION


     Section 4.1 Compensation Committee. The Supplemental Plan shall be administered by the Compensation Committee, and the Compensation Committee shall have full authority to interpret the Supplemental Plan. Such interpretations of the Compensation Committee shall be final and binding on all parties, including the Participants, their beneficiaries, surviving spouses and the Company.

     Section 4.2 Delegated Duties. The Compensation Committee shall have the authority to delegate the duties and responsibilities of administering the Supplemental Plan, maintaining records, issuing such rules and regulations as it deems appropriate, and making the payments hereunder to such employees or agents of the Company as it deems proper.

     Section 4.3 Amendment and Termination. The Board, or if specifically delegated, its delegate, may amend, modify or terminate the Supplemental Plan at any time, provided, however, that no such amendment, modification or termination shall adversely affect any accrued benefit under the Supplemental Plan to which a Participant, or the Participant's Beneficiary, is entitled under Article III prior to the date of such amendment or termination, and in which such Participant, or the Participant's Beneficiary, would have been vested if such benefit had been provided under the applicable Base Plan, unless the
Participant, or the Participant's Beneficiary, becomes entitled to an amount equal to the cash value of such benefit under another plan, program or practice adopted by the Company. Notwithstanding the above, no amendment, modification, or termination which would affect benefits accrued under this Supplemental Plan prior to such amendment, modification or termination may occur after a Change in Control without the written consent of a majority of the Participants determined as of the day before such Change in Control. Each year the Compensation Committee shall notify, in writing, those individuals who have any accrued benefits under the Supplemental Plan.

     Section 4.4 Payments. The Company will pay all benefits arising under this Supplemental Plan and all costs, charges and expenses relating thereto. The benefits payable under this Supplemental Plan to each Participant shall not be greater that what would have been paid in the aggregate under the Base Plan (i) in the absence of federal limitations on benefit amounts and (ii) if amounts deferred had been paid to the Participant when earned.

     Section 4.5 Arbitration.

     (a) Any controversy or claim arising out of or relating to this Plan, or any alleged breach of the terms or conditions contained herein, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") as such rules may be modified herein.

     (b) An award rendered in connection with an arbitration pursuant to this Section shall be final and binding and, judgment upon such an award may be entered and enforced in any court of competent jurisdiction.

     (c)  The  forum  for   arbitration   under  this  Plan  shall  be  Orlando,
          Florida,and the governing law for such arbitration shall be laws of the State of Florida.

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     (d)  Arbitration  under  this  Section  shall  be  conducted  by  a  single arbitrator selected jointly by the Company and the Participant (the "Complainant"). If within thirty (30) days after a demand for arbitration is made, the Company and the Complainant are unable to agree on a single arbitrator, three arbitrators shall be appointed. Each party shall select one arbitrator and those two arbitrators shall then select a third neutral arbitrator which thirty (30) days after their appointment. In connection with the selection of the third arbitrator, consideration shall be given to familiarity with executive compensation plans and experience in dispute resolution between parties, as a judge or otherwise. If the arbitrators selected by the parties cannot agree on the third arbitrator, they shall discuss the qualifications of such third arbitrator with the AAA prior to selection of such arbitrator, which selection shall be in accordance with the Commercial Arbitration Rules of the AAA.

     (e) If an arbitrator cannot continue to serve, a successor to an arbitrator selected by a party shall be also selected by the same party, and a successor to a neutral arbitrator shall be selected as specified in subsection (d) of this Section. A full rehearing will be held only if the neutral arbitrator is unable to continue to serve or if the remaining arbitrators unanimously agree that such a rehearing is appropriate.

     (f) The arbitrator or arbitrators shall be guided, but not bound, by the Federal Rules of Evidence and by the procedural rules, including discovery provisions, of the Federal Rules of Civil Procedure. Any discovery shall be limited, to information directly relevant to the controversy or claim in arbitration.

     (g) The parties shall each be responsible for their own costs and expenses, except for the fees and expenses of the arbitrators, which shall be shared equally by the Company and the Complainant.

     Section 4.6 Non-Assignability of Benefits. Neither any benefit payable hereunder nor the right to receive any future benefit payable under the Supplemental Plan may be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, or subjected to any charge or legal process, and if any attempt is made to do so, or a person eligible for any benefits becomes bankrupt, the interest under the Supplemental Plan of the person affected may be terminated by the Compensation Committee which, in its sole discretion, may cause the same to be held or applied for the benefit of one or more of the dependents of such person or make any other disposition of such benefits that it deems appropriate.

     Section 4.7 Applicable Law. All questions pertaining to the construction, validity and effect of the Supplemental Plan shall be determined in accordance with the laws of the United States and the laws of the State applicable to the Base Plan covering the Participant.






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